ANI Pharmaceuticals Closes Acquisition of Inderal® LA Assets

BAUDETTE, Minn., April 4, 2016 /PRNewswire/ -- ANI Pharmaceuticals, Inc. ("ANI") (Nasdaq: ANIP) today announced that it has completed the acquisition of the portfolio of Inderal® LA assets from Cranford Pharmaceuticals, LLC. As previously communicated, the acquired portfolio includes the NDA and trademark for Inderal® LA as well as finished goods inventory. The acquisition was funded through cash on hand.

In conjunction with today's announcement, ANI has immediately begun selling both Inderal® LA 60mg, 80mg, 120mg and 160mg sustained release capsules as well as the authorized generic propranolol ER 60mg, 80mg, 120mg and 160mg sustained release capsules under their current labels. ANI will transition both products to the ANI label at a future date.

Arthur S. Przybyl, ANI's President and CEO stated, "We are excited to have closed this acquisition that meaningfully expands ANI's commercial portfolio."

About Inderal® LA capsules

Hypertension

Inderal® LA is indicated in the management of hypertension. It may be used alone or used in combination with other antihypertensive agents, particularly a thiazide diuretic. Inderal® LA is not indicated in the management of hypertensive emergencies.

Angina Pectoris Due to Coronary Atherosclerosis

Inderal® LA is indicated to decrease angina frequency and increase exercise tolerance in patients with angina pectoris.

Migraine

Inderal® LA is indicated for the prophylaxis of common migraine headache. The efficacy of propranolol in the treatment of a migraine attack that has started has not been established, and propranolol is not indicated for such use.

Hypertrophic Subaortic Stenosis

Inderal® LA improves NYHA functional class in symptomatic patients with hypertrophic subaortic stenosis.

About ANI

ANI Pharmaceuticals, Inc. (the "Company" or "ANI") is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about price increases, the Company's future operations, products financial position, operating results and prospects , the Company's pipeline or potential markets therefor, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "plans," "potential," "future," "believes," "intends," "continue," other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to importing raw materials; increased competition; acquisitions; delays or failure in obtaining product approval from the U.S. Food and Drug Administration; general business and economic conditions; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company's actual results are described in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as its proxy statement. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company's current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about ANI, please contact:

Investor Relations
IR@anipharmaceuticals.com